Exhibit (s)

POWER OF ATTORNEY

The person whose signature appears below hereby appoints Mehdi Mahmud, Sheelyn Michael and David O’Connor and each of them, each of whom may act without the joinder of others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the registration of the Fund or the public offering of its shares.

Such appointment and signature and filing authority also shall extend to any filings as may be required to be made by or for the person as a “Section 16 reporting person” and in particular on SEC Form 3, Form 4 and/or Form 5 required under said Section 16. In this regard, however, it is understood that it is solely the obligation of the reporting person to timely advise the Fund of any transactions in shares or other securities of the Fund as may be relevant to these reporting obligations.

/s/ Candace K. Beinecke
Name:	Candace K. Beinecke
Title:	Trustee
Date:	September 8, 2020

POWER OF ATTORNEY

The person whose signature appears below hereby appoints Mehdi Mahmud, Sheelyn Michael and David O’Connor and each of them, each of whom may act without the joinder of others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the registration of the Fund or the public offering of its shares.

Such appointment and signature and filing authority also shall extend to any filings as may be required to be made by or for the person as a “Section 16 reporting person” and in particular on SEC Form 3, Form 4 and/or Form 5 required under said Section 16. In this regard, however, it is understood that it is solely the obligation of the reporting person to timely advise the Fund of any transactions in shares or other securities of the Fund as may be relevant to these reporting obligations.

/s/ Jean D. Hamilton
Name:	Jean D. Hamilton
Title:	Trustee
Date:	September 8, 2020